       As filed with the Securities and Exchange Commission on November 20, 2000
                                                      Registration No. 333-44926
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________
                        POST-EFFECTIVE AMENDMENT NO. 1 ON
                                   FORM S-8
                                  TO FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               __________________

                             OPENWAVE SYSTEMS INC.
             (Exact Name of Registrant as Specified in Its Charter)
                               __________________


             Delaware                                94-3219054
  (State or Other Jurisdiction of       (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                             800 Chesapeake Drive
                        Redwood City, California 94063
                                (650) 562-0200
              (Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Principal Executive Offices)

                       Software.com, Inc. 1995 Stock Plan
            Software.com, Inc. 2000 Nonstatutory Stock Option Plan
              Software.com, Inc. 1999 Employee Stock Purchase Plan
        At Mobile.com, Inc. Amended and Restated 1997 Stock Option Plan
                 bCandid Corporation 1999 Equity Incentive Plan
                Mobility.Net Corporation 1999 Stock Option Plan
                     Options under Stock Option Agreements
                           (Full Titles of the Plans)

                               Donald J. Listwin
                     President and Chief Executive Officer
                             Openwave Systems Inc.
                             800 Chesapeake Drive
                        Redwood City, California 94063
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy To:

                             Kenton J. King, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                        525 University Avenue, Ste. 220
                          Palo Alto, California 94301
                                (650) 470-4500


                               __________________




                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                         Amount to       Proposed           Proposed
                                            be           Maximum            Maximum          Amount of
        Title of Securities to be        Registered   Offering Price        Aggregate       Registration
                Registered                  (1)       Per Share (2)    Offering Price (2)     Fee (2)
---------------------------------------------------------------------------------------------------------------
Software.com, Inc.                        6,661,302         (2)                (2)               (2)
1995 Stock Plan
Common Stock,
par value $0.001 per share
--------------------------------------------------------------------------------------------------------
Software.com, Inc.                        3,258,214         (2)                (2)               (2)
2000 Nonstatutory Stock Option Plan
Common Stock,
par value $0.001 per share
--------------------------------------------------------------------------------------------------------
Software.com, Inc.                        1,060,060         (2)                (2)               (2)
1999 Employee Stock Purchase Plan
Common Stock,
par value $0.001 per share
--------------------------------------------------------------------------------------------------------
At Mobile.com, Inc.                         409,808         (2)                (2)               (2)
Amended and Restated 1997 Stock
Option Plan
Common Stock,
par value $0.001 per share
--------------------------------------------------------------------------------------------------------
bCandid Corporation                          64,526         (2)                (2)               (2)
1999 Equity Incentive Plan
Common Stock,
par value $0.001 per share
--------------------------------------------------------------------------------------------------------
Mobility.Net Corporation                     15,400         (2)                (2)               (2)
1999 Stock Option Plan
Common Stock,
par value $0.001 per share
--------------------------------------------------------------------------------------------------------
Stock Option Agreements, dated            1,050,851         (2)                (2)               (2)
September 25, 1998 and November 20,
1998, between Software.com, Inc. and
John MacFarlane.
--------------------------------------------------------------------------------------------------------

(1) These shares were originally registered on the Registration Statement on Form S-4 to which this amendment relates.

(2) Not applicable. All filing fees payable in connection with the registration of these securities were paid in connection with the registration of 94,506,060 shares of the Registrant's common stock pursuant to a Registration Statement on Form S-4 (No. 333-44926) initially filed with the Securities and Exchange Commission on August 31, 2000.

                               __________________

    In addition pursuant to pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

    The registration statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

                            INTRODUCTORY STATEMENT

     Openwave Systems Inc. hereby amends its Registration Statement on Form S-4 (No. 333-44926) (the "Form S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") relating to the sale of up to 12,520,161 shares of common stock, par value $0.001 per share, of the Registrant ("Registrant Common Stock") issuable upon the exercise of stock options granted under the Software.com, Inc. 1999 Stock Plan, Software.com, Inc. 2000 Nonstatutory Stock Option Plan, Software.com, Inc. 1999 Employee Stock Purchase Plan, At Mobile.com Corporation Amended and Restated 1997 Stock Option Plan, bCandid Corporation 1999 Equity Incentive Plan, Mobility.Net Corporation 1999 Stock Option Plan, Stock Option Agreement, between Software.com, Inc. and John MacFarlane and Stock Option Agreement, between Software.com, Inc. and John MacFarlane (collectively, the "Plans").

     The designation of the Post-Effective Amendment as Registration No. 333-44926 denotes that the Post-Effective Amendment relates only to the shares of Registrant Common Stock issuable on the exercise of stock options under the Plan and that this is the first Post-Effective Amendment to the Form S-4 filed with respect to such shares.

                                    PART I

Item 1.   Plan Information*

Item 2.   Registrant Information and Employee Plan Annual Information*

* The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The Securities and Exchange Commission requires us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of the prospectus. Information that we file with the SEC after the effective date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended until we terminate the effectiveness of this registration statement.

     The following documents filed with the SEC are hereby incorporated by reference:

          (a) Our Annual Report on Form 10-K405 filed with the SEC on August 31, 2000 (No. 000-25687).

          (b) Our Quarterly Report on Form 10-Q for the three months ended September 30, 2000 filed with the SEC on November 14, 2000.

          (c) Our Current Report on Form 8-K filed with the SEC on November 3, 2000, and our Current Report on Form 8-K filed with the SEC on August 17, 2000.

          (d) The descriptions of our Common Stock contained in our Registration Statement on Form 8-A12G filed with the SEC on April 1, 1999 (No. 333-75219) and our Registration Statement on Form 8-A12B filed with the SEC on August 17, 2000.

Item 4.   Description of the Securities

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     Not applicable.

Item 6.   Indemnification of Directors and Officers

     Our Amended and Restated Certificate of Incorporation reduces the liability of a director to the corporation or its stockholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. Our Amended and Restated By-laws further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our officers and directors.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

     See Index to Exhibits.

Item 9.   Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on November 17, 2000.


                                   By:            /s/ Alan Black
                                       _________________________________________
                                                      Alan Black
                                      Senior Vice President, Corporate Affairs,
                                        Chief Financial Officer and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 17, 2000.

           SIGNATURE                                 TITLE
           ---------                                 -----

   /s/ Donald J. Listwin
______________________________
       Donald J. Listwin        President, Chief Executive Officer and Director
                                         (principal executive officer)

   /s/ Alain Rossmann
______________________________
       Alain Rossmann                Chairman of the Board, Executive Vice
                                       President, Secretary and Director

   /s/ Alan Black
______________________________
       Alan Black               Senior Vice President, Corporate Affairs, Chief
                                        Financial Officer and Treasurer
                                  (principal financial and accounting officer)

   /s/ Roger Evans
______________________________
       Roger Evans                                  Director


   /s/ John MacFarlane
______________________________
       John MacFarlane               Executive Vice President and Director


   /s/ Andrew Verhalen
______________________________
       Andrew Verhalen                              Director


   /s/ Bernard Puckett
______________________________
       Bernard Puckett                              Director

                                 EXHIBIT INDEX
Exhibit
Number

5.1*   Opinion of Skadden, Arps, Slate, Meagher and Flom LLP

23.1*  Consent of Skadden, Arps, Slate, Meagher and Flom LLP
       (included in Exhibit 5.1)

23.2* Consent of KPMG LLP, independent auditors, with respect to Phone.com, Inc.

23.3* Consent of Ernst & Young, LLP, independent auditors, with respect to Software.com, Inc., Telarc, Inc. and bCandid Corporation.

23.4* Consent of PricewaterhouseCoopers, independent auditors, with respect to the WAP business of APiON.

23.5* Consent of Ernst & Young LLP, independent auditors, with respect to AtMotion, Inc.

23.6* Consent of Ernst & Young, independent auditors, with respect to Paragon Software (Holdings) Limited.

23.7* Consent of Ernst & Young LLP, independent auditors, with respect to Onebox.com, Inc.

23.8* Consent of KPMG LLP, independent auditors, with respect to Highwind Software, Inc.

24.1*  Power of Attorney

________________________

* Filed herewith.